WRITTEN CONSENT TO ACTION OF THE BOARD OF DIRECTORS OF

BONANZA GOLDFIELDS CORPORATION
a Nevada corporation
July 20, 2012

The undersigned persons, constituting all of the members of the Board of Directors of Bonanza Goldfields Corp., a Nevada corporation (the "Company"), in accordance with Section 78.315 of the Nevada Revised Statutes, , hereby consent, vote in favor of and adopt the following resolutions and waive any notice required to be given in connection therewith:

Resignation and Appointments

WHEREAS, the Board accepts the resignation of William C. Berridge as member of the board effective immediately.

FURTHERMORE, the Board names and approves the appointment of Michael Stojsavljevich as new board member effective immediately.

We direct that this Consent be filed with the minutes of the Company and that this Consent have the same force and effect as a unanimous vote of the Board of Directors at a meeting duly called, convened, and held in accordance with the laws in the State of Nevada.

IN WITNESS WHEREOF, this Written Consent has been executed by all the Directors to be effective as of the date set forth above. This Consent may be signed in counterparts, all of which together shall constitute one and the same instrument.

Backy Vu, Director and Chairman of the Board

Peter Cao, Director

William C Berridge, Director